EXHIBIT 10.2
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                          FIRST AMENDMENT TO
                         EMPLOYMENT AGREEMENT


     This First Amendment to Employment Agreement (this "Amendment") is entered into effective as of February 13, 2002, by and between L.G. Schafran (the "Executive") and Banyan Strategic Realty Trust (the "Trust").

     WHEREAS, the Executive and the Trust, entered into that certain Employment Agreement, dated as of October 26, 2000 (the "Employment Agreement"), pursuant to which the Executive continued to serve as the Trust's interim president and chief executive officer. Any capitalized term used but not defined herein, shall have the meaning ascribed to it in the Employment Agreement;

     WHEREAS, the term of the Employment Agreement expires as of the date hereof, and the Executive and the Trust desire to extend the term and amend certain provisions of the Employment Agreement, in accordance with the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and the Executive do hereby agree as follows:

     1. TERM. The term of the Employment Agreement shall remain in effect, unless sooner terminated in accordance with the provisions therein, until the final liquidation and dissolution of the Trust (the "Remaining Term"). During the Remaining Term, Executive shall continue to serve as the Trust's Chairman, Interim President and Chief Executive Officer.

     2.    BASE COMPENSATION.

           (A) During the Remaining Term, for the services rendered by the Executive under the Employment Agreement, the Trust shall pay to the Executive an amount equal to Three Hundred Dollars ($300.00) for each hour the Executive provides services to the Trust pursuant to the Employment Agreement. During the Remaining Term, within thirty
     (30) days following the end of each month, the Executive shall submit to the Company a written statement (the "Statement"). The Statement shall set forth, in reasonable detail, and with specific references to the dates and services rendered, the amount of time spent, in quarter-hour increments, by the Executive during the immediately preceding month performing his services under the Employment Agreement. Within fifteen (15) days of receipt of the Statement, the Trust shall pay to the Executive an amount equal to the product of:
     (i) the number of hours set forth in the Statement, and (ii) $300; all compensation paid to the Executive hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

           (B) The Trust may, in addition to Executive's base compensation as set forth above, pay Executive a bonus as determined by the Trust. The bonus will be determined by the independent trustees of the Trust in their discretion and may be based upon, among other things, Executive's achievement of performance objectives to be established by the Trust.








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     3.    ADDITIONAL BENEFITS.   During the Remaining Term, the Trust
shall maintain in full force and effect Executive's medical and dental benefits (the "Continued Benefits"). If Executive's continued participation in the Continued Benefits is not permitted under the general terms and provisions of the applicable plans, programs, and arrangements, the Trust will reimburse Executive for the cost of extending the Continued Benefits through COBRA, such that on an after-tax basis, Executive is made whole. During the Remaining Term, the Executive shall no longer be entitled to participate in any deferred compensation plan sponsored by the Trust. Additionally, the Executive shall no longer be entitled to paid vacation with respect to the Trust. However, the Executive shall continue to be reimbursed by the Trust for all reasonable out-of-pocket business expenses incurred by the Executive in connection with performing his duties under the Employment Agreement, provided that the Executive provides the Trust with an accounting conforming to Internal Revenue Service or other requirements substantiating the nature of all reimbursable expenses. All reimbursements shall continue to be paid to the Executive within a reasonable time after receipt by the Trust of the appropriate documentation.

     4. DIRECTORSHIP. Nothing contained herein shall affect the Executive's service on the Trust's board of trustees. The Executive shall continue to serve on the Trust's board of trustees for the remainder of his current term and for any successive term to which he is properly elected and qualified.

     5. NOTICE. Any notice required or permitted hereunder or under the Employment Agreement shall be made in writing: (i) either by actual or delivery of the notice into the hands of the party entitled; or (ii) by depositing the notice in the United States mail certified or registered, return receipt requested, all postage prepaid and addressed to the party to whom notice is to be given at the party's respective address set forth below, or such other address as the party may from time to time designate by written notice to the other party.

     If to the Trust:

     Banyan Strategic Realty Trust
     2625 Butterfield Road
     Oak Brook, Illinois 60523
     Attn: General Counsel

     with copies to:

     Shefsky & Froelich Ltd.
     444 North Michigan Avenue
     Suite 2500
     Chicago, Illinois 60611
     Attn: Michael J. Choate, Esq.

     If to the Executive:

     Mr. L.G. Schafran
     54 Riverside Drive
     New York, New York 10024

     with a copy to:

     Jay I. Gordon, Esq.
     Greenberg Traurig
     200 Park Avenue
     New York, New York 10166

The notice shall be deemed to be received on the earlier of (i) the date of its actual receipt by the party entitled thereto and (ii) the third business day following the date of mailing.




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     6.    ENTIRE AGREEMENT. Except as expressly set forth herein, this
Amendment and the Employment Agreement, as amended hereby, constitute the entire agreement of the parties hereto with respect to the Executive's duties, compensation and severance as an employee of the Trust, and supersede all prior or contemporaneous contracts, representations, statements and warranties, whether oral or written, with respect to such matters. The Employment Agreement, and any and all modifications thereof, as amended hereby, shall have the same validity and effect as they had immediately prior to the execution and delivery of this Amendment.

     7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

     8. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which will be deemed an original.

     9. PAYMENT OF THE EXECUTIVE'S FEES. The Trust agrees to pay to the Executive the reasonable cost of the attorney's fees incurred by the Executive in the negotiation and preparation of this Amendment, within thirty (30) days of receipt by the Trust of a detailed accounting of such fees.







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     IN WITNESS WHEREOF, this Agreement is entered into on the day and year first written above.



                            BANYAN STRATEGIC REALTY TRUST



                            By:   /s/ Robert G. Higgins
                                  ----------------------------
                                  Name:  Robert G. Higgins
                                  Title: Vice President
                                        and General Counsel


                                  EXECUTIVE


                                  /s/ L.G. Schafran
                                  ----------------------------
                                  L.G. Schafran
















































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